UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 18, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2008, Lattice Semiconductor Corporation (“Lattice”) entered into a letter agreement with Fujitsu Microelectronics Limited (“Fujitsu Microelectronics”) and Fujitsu Microelectronics America, Inc. (“Fujitsu America”) (together with Fujitsu Microelectronics, collectively “Fujitsu”) in connection with Lattice’s exercise of its right to request repayment of the Advance Payment (as defined in the Agreement) pursuant to the Advance Payment and Purchase Agreement, effective as of September 10, 2004, as amended, between Lattice, Fujitsu Limited and Fujitsu America and assigned by Fujitsu Limited to Fujitsu Microelectronics, a wholly-owned subsidiary of Fujitsu Limited incorporated in Japan, effective March 21, 2008 (the “Agreement”). Under the terms of the letter agreement, Lattice has requested and Fujitsu has agreed to repay in cash to Lattice the outstanding portion of the Advance Payment pursuant to the following schedule:

•

$30 million on or before 15 business days after commencement of Fujitsu’s first fiscal quarter in 2009 (commencing on or about April 1, 2009), together with simple interest at the rate of 0.875% per annum accruing from December 31, 2008 until the first payment is received by Lattice;

•

$30 million on or before 15 business days after commencement of Fujitsu’s third fiscal quarter in 2009 (commencing on or about October 1, 2009), together with simple interest at the rate of 0.875% per annum accruing from December 31, 2008 until the second payment is received by Lattice; and

•

The balance of the Advance Payment on or before 15 business days after commencement of Fujitsu’s first fiscal quarter in 2010 (commencing on or about April 1, 2010) with no interest due on such final payment.

As of September 27, 2008, the aggregate balance of the Advance Payment was $94.4 million. The balance of the final Advance Payment repayment to be made after commencement of Fujitsu’s first fiscal quarter in 2010 will be an amount equal to that aggregate balance of $94.4 million less the $60 million dollars of repayments during Fujitsu’s first and third fiscal quarters in 2009 and less the amounts of wafer credits or other services (including engineering mask set charges) provided by Fujitsu to Lattice between September 27, 2008 and the date of final repayment. Such amount is not estimable at the present time.

All other terms and conditions of the Agreement remain in full force and effect until repayment of the Advance Payment in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: December 19, 2008	By:	/s/ Byron W. Milstead
Byron W. Milstead
Corporate Vice President and General Counsel